FRED'S, INC.
                              4300 NEW GETWELL ROAD
                               MEMPHIS, TENNESSEE



                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     to be held on Wednesday, June 16, 2004

                     --------------------------------------



TO THE SHAREHOLDERS OF FRED'S, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Fred's, Inc. (the "Company" or "Fred's") will be held at the Holiday Inn Express, 2192
S. Highway 441, Dublin, Georgia, on Wednesday, June 16, 2004, at 6:00 p.m., Eastern Daylight Time, for the following purposes:

    1.    To elect the Company's Board of Directors;

    2. To approve the designation of Ernst & Young LLP as independent auditors of the Company, as described in Proxy Statement; and

    3.    To approve the 2004 Employee Stock Purchase Plan.

     The accompanying Proxy Statement contains further information with respect to these matters.

     Only shareholders of record at the close of business on April 30, 2004 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                     By order of the Board of Directors,




                                     Charles S. Vail
                                     Secretary

May 21, 2004

                                  FRED'S, INC.
                              4300 NEW GETWELL ROAD
                            MEMPHIS, TENNESSEE 38118
                    ----------------------------------------

                                 PROXY STATEMENT

                    ----------------------------------------

                For Annual Meeting of Shareholders, June 16, 2004


     The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Fred's, Inc. (the "Company" or "Fred's") to be voted at the Annual Meeting of Shareholders to be held on June 16, 2004, at 6:00 p.m., Eastern Daylight Time, at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, or any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock ("Common Stock") will be necessary to constitute a quorum.

     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR Proposals 1, 2 and 3. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.

     A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 21, 2004.

                                Voting Securities

     Only shareholders of record at the close of business on April 30, 2004, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 39,167,627 shares of Common Stock. All references to shares and share prices reflect the stock split effected on July 1, 2003. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to specified shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. The election of the Company's Board of Directors, the designation of Ernst & Young, LLP as independent auditors, and the 2004 Employee Stock Purchase Plan will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes have no effect on the vote for the election of Directors, the designation of Ernst & Young LLP, or on the vote to approve the 2004 Employee Stock Purchase Plan.

                            Ownership of Common Stock
                                  by Directors,
                     Officers and Certain Beneficial Owners

     The following table sets forth the beneficial ownership known to the Company of Common Stock as of April 30, 2004, by (i) beneficial owners of more than five percent of Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of Fred's as a group.


                                                                         Shares of Common
                                                                    Stock Beneficially Owned (1)
                                                -----------------------------------------------------------------
                                                           Number of Shares
                                                ---------------------------------------
Beneficial Owner                                Options(3)                     Total(4)                 Percent (2)
----------------                                ----------                     ---------                -----------

Michael J. Hayes (5)                               7,815                       2,595,554                  6.5

EARNEST Partners, LLC (6)                             --                       3,762,973                  9.5

John R. Eisenman                                  27,187                          30,701                   *

Roger T. Knox                                     27,187                          49,460                   *

John D. Reier                                    130,781                         144,843                   *

Thomas H. Tashjian                                14,532                         302,109                   *

John A. Casey                                         --                          53,631                   *

Charles A. Brunjes                                24,376                          24,376                   *

Jerry A. Shore                                    21,563                          30,937                   *

All Directors and Executive Officers
  as a Group (11 persons)                        288,447                       3,311,304                  8.3


*  Less than 1%
_____________________

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and
     (ii) record and beneficial ownership with respect to their shares of Common Stock.

(2) Calculated as the number of shares beneficially owned, divided by 39,782,157 which consists of the total outstanding shares of Common Stock (39,167,627) and options (614,530) exercisable within sixty (60) days of April 30, 2004.

(3) Represents stock options that are exercisable within sixty (60) days of April 30, 2004.

(4) Includes stock options that are exercisable within sixty (60) days of April 30, 2004.

(5) Includes 159,018 shares owned by Mr. Hayes' wife and 56,832 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

(6) The address for all except EARNEST Partners is 4300 New Getwell Rd., Memphis, TN 38118. The address of EARNEST Partners is 75 14th Street, Suite 2300, Atlanta, GA 30309.

                       PROPOSAL 1 (ELECTION OF DIRECTORS)

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected. The Board of Directors proposes the election of the following nominees:


                                                                     Principal Occupation,
               Nominee                             Age             Business and Directorships
--------------------------------------------       ---       -------------------------------------

Michael J. Hayes............................       62         Chairman and Chief Executive Officer
John R. Eisenman............................       62         Director
Roger T. Knox...............................       66         Director
John D. Reier...............................       64         Director and President
Thomas H. Tashjian..........................       49         Director

     Michael J. Hayes was elected a Director of the Company in January 1987 and was named Chairman of the Board in November 2001. Mr. Hayes has been Chief Executive Officer since October 1989 and served as a Managing Director of the Company from 1989 to 2002 when that position was eliminated. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President - Corporate Finance and Financial Services.

     John R. Eisenman is involved in real estate investment and development located in Greensboro, North Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally's, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company's initial public offering in March 1992.

     Roger T. Knox is President Emeritus of the Memphis Zoological Society and was its President and Chief Executive Officer from January 1989 thru March 2003. Mr. Knox was the President and Chief Operating Officer of Goldsmith's Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1987 and its Chairman of the Board and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley's Department Stores in
Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company's initial public offering in March 1992. Additionally, Mr. Knox is a Director of Hancock Fabrics, Inc.

     John D. Reier is President and a Director. Mr. Reier joined the Company in May 1999 as President and was elected a Director of the Company in August 2001. Prior to joining the Company, Mr. Reier was President and Chief Executive Officer of Sunny's Great Outdoors Stores, Inc. from 1997 to 1999, and was President, Chief Operating Officer, Senior Vice President of Merchandising, and General Merchandise Manager at Family Dollar Stores, Inc. from 1987 to 1997.

     Thomas H. Tashjian was elected a Director of the Company in March 2001. Mr. Tashjian is a private investor. Previously, he served as a managing director and consumer group leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian's earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target, and in the restaurant business at Noble Roman's.

     If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Fred's Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. Fred's has no reason to believe that any nominee will be unable to serve as a director.

     For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of April 30, 2004, see "Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners." There are no family relationships between any directors or executive officers of Fred's.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of reports of beneficial ownership of Fred's Common Stock and written representations furnished to Fred's by its officers, directors and principal shareholders, Fred's is not aware of any such reporting person who or which failed to file with the Securities and Exchange Commission (the "Commission") on a timely basis any required reports of changes in beneficial ownership, except as to incentive stock option grants (which were reported when the option grant was executed, not when granted) and in the following instances;. Anita G. Ryan did not timely report one transaction on December 10, 2003. Joseph D. Prowell did not timely report one transaction on November 24, 2003.

Board of Directors

     During the last fiscal year, Fred's Board of Directors held six meetings. Messrs. Hayes, Eisenman, Knox, Reier and Tashjian attended all of the Board meetings. All members attended the prior year annual meeting. Mr. Hayes is Chairman of the Board of Directors. Non-employee Directors of Fred's are paid for their services as such $20,000 per year plus reasonable expenses, and stock options from time to time, for meeting attendance. Messrs. Eisenman, Knox and Tashjian are considered independent as defined in the listing standards of the National Association of Securities Dealers' Automated Quotation System's listing standard.

     The Board of Directors has a process for shareholders to send communications to the Board. Shareholders may send communications to our Board by sending a letter to: Board of Directors, Fred's Inc., c/o General Counsel, 4300 New Getwell Rd., Memphis, TN 37072. All communication will be reviewed by our Legal Department and forwarded to the Board of Directors on a quarterly basis, unless requested by the Board on a more frequent basis. Your communication will be treated confidentially, subject to applicable laws, regulations or legal proceedings, if so marked on the envelope or in the communication.

Code of Ethics

     The Company has adopted a code of ethics that applies to all of its directors, officers (including its chief executive officer, chief financial officer, chief information officer, controller and any person performing similar functions) and employees. The Company Code of Ethics is attached as Appendix A.

Audit Committee

     The Audit Committee of the Board of Directors, which is comprised of Messrs. Eisenman, Knox and Tashjian, met four times during the last fiscal year, and all Committee members were in attendance. Each of the members of the Audit Committee is an Independent Director as defined by the National Association of Securities Dealers' Automated Quotation System's listing standards. Mr. Eisenman is the Chairman of the Audit Committee. Audit Committee members are paid for their services $4,000 per year for Mr. Eisenman, Chairman and $2,400 per year for Messrs. Knox and Tashjian, plus reasonable expenses for meeting attendance. The Audit Committee is responsible for the engagement of the independent public auditors; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and reviewing the Company's auditing, accounting, and financial reporting processes, generally.

     Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent auditors are responsible for conducting and reporting on the audit of the Company's financial statements in accordance with generally accepted auditing standards. The Company's independent auditors are ultimately accountable to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix B. The Board of Directors has determined that Mr. Tashjian meets the Commission's definition of audit committee financial expert.

Audit Committee Report

     In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company's audited financial statements for 2003 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by
Statement on Auditing Standards ("SAS") Nos. 61, 89 and 90 issued by the Auditing Standards Board of the American Institute of Certified Public
Accountants. SAS Nos. 61, 89 and 90 set forth requirements pertaining to the independent auditor's communications with the Audit Committee regarding the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP their independence, including consideration of whether the payment to Ernst & Young LLP of audit related, tax, and permissible non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and Ernst & Young LLP, the Audit Committee has recommended to the Board of Directors that Fred's, Inc. audited financial statements for fiscal 2003 be included in the annual report on Form 10-K for 2003 filing with the Securities and Exchange Commission, and that Ernst & Young be considered for selection as the Company's Independent Auditors for 2004.

     The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and Ernst & Young LLP. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's reviews and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the Company's audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young LLP is in fact independent.

                                  John R. Eisenman
                                  Roger T. Knox
                                  Thomas H. Tashjian

Nominating Committee

     The Nominating and Governance Committee of the Board of Directors (the "Nominating Committee"), which met one time during the Company's latest fiscal year, recommends nominees for election to the Board by the stockholders at the annual meeting and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating Committee operates in accordance with its charter, which is attached as Appendix C. The Nominating Committee Charter is not currently posted on the Company website. The Nominating Committee is composed of Messrs. Tashjian, Chairman of the Committee, Eisenman and Knox, all of whom meet the independence requirements of the Nasdaq listing standards.

     The Nominating Committee identifies candidates for nominees based upon both its criteria for evaluation and the candidate's previous service on the Board. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:
    -     character, personal and professional ethics, integrity and values;
    -     executive level business experience and acumen;
    - relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the retail industry, it is not a prerequisite);
    - skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;
    -     business  judgment;
    -     availability  and  willingness to serve on the Board;
    -     independence requirements of the Nasdaq listing standards;
    - potential conflicts of interest with the Company or its stockholders taken as a whole; and
    -     accomplishment within the candidate's own field.

     The Nominating Committee has adopted a policy with regard to considering a shareholder's nominee. To submit a nominee for consideration, a shareholder must provide the Nominating Committee:
    - proof of the shareholder's eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act of 1934, as amended;
    - a complete description of the candidate's qualifications, experience and background; and
    -     the candidate's signed consent to serve on the Board.

     In general, the Nominating Committee will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder's candidate, the Nominating Committee may also:
    - consider whether the shareholder candidate will significantly add to the range of talents, skills and expertise of the Board;
    -     conduct appropriate  verifications of the background of the candidate;
          and
    -     interview  the   candidate  or  ask  the   candidate  for   additional
          information.

     The Nominating Committee has full discretion not to include a shareholder's candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a shareholder's candidate to the Board, it will not make public the reason or reasons for its decision.

                                            Thomas H. Tashjian
                                            John R. Eisenman
                                            Roger T. Knox

Compensation Committee

     The Compensation Committee reviews and approves the salaries and cash incentive compensation of executive officers and recommends the grants of stock-based incentive compensation under Fred's long-term incentive plan. The Compensation Committee, which is comprised of Messrs. Knox, Eisenman, and Tashjian, met one time during the last fiscal year, and all Committee members were in attendance. Mr. Knox is the Chairman of the Compensation Committee. Compensation Committee members are paid for their services $1,500 per year for Mr. Knox, Chairman and $750 per year for Messrs. Eisenman and Tashjian, plus reasonable expenses for meeting attendance. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee.

Executive Compensation

     The following table sets forth the cash compensation paid, as well as certain other compensation paid or accrued, to Fred's chief executive officer and to each of the other four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the indicated fiscal years (the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                                                Long-Term
                        Annual Compensation                                    Compensation
                        -------------------                                    ------------

                                                                        Restricted       Option       All Other
Name and                                  Salary           Bonus       Stock Awards      Awards      Compensation
Principal Position          Year           ($)              ($)          ($) (1)          (#)            ($)
------------------          ----          ------           -----       ------------      ------      ------------

Michael J. Hayes            2003          214,615         80,500           --              --             --
Chairman and                2002          200,000           --             --              --         17,651 (2)
Chief Executive Officer     2001          195,710           --             --            41,250       15,078 (2)

John D. Reier               2003          243,269         80,500           --            60,000           --
President                   2002          217,788         77,000           --              --             --
                            2001          197,860         84,000           --            16,875           --

Jerry A. Shore              2003          145,962         55,200           --            27,000           --
Executive Vice President-   2002          133,558         52,800           --              --             --
Chief Financial Officer     2001          130,000         10,000           --             7,500           --

John A. Casey               2003          131,298         49,484           --            27,000        1,170 (2)
Executive Vice President-   2002          119,447         48,400           --              --             --
Pharmacy Operations         2001          113,385         52,800           --             7,500           --

Charles A. Brunjes          2003          138,654         36,800            --           18,000          714 (2)
Executive Vice President &  2002          127,067         39,600            --             --             --
General Merchandise Manager 2001          118,654         24,000            --           11,250           --

---------------------------

(1) The aggregate restricted stock holdings for the above Named Executives, using the February 1, 2004 closing price of $27.99 per share, net of any consideration to be paid, was as follows:

                                                          Number                 Value
                                                          ------                --------
                         John D. Reier                    14,062                $393,595
                         Jerry A. Shore                    5,625                $157,444

     No restricted stock awards vest in less than three years from the date of grant. All restricted stock holdings pay dividends at the same dividend rate as the Company's Common Stock.

(2)  Consists of miscellaneous reimbursements.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on stock option grants pursuant to the Fred's, Inc. 2002 Long-Term Incentive Plan during the last fiscal year for each of the Named Executives, all current executive officers as a group, the non-employee directors as a group and all other recipients as a group. The Company has not granted any Stock Appreciation Rights ("SARs").


                                    Individual Grants                                      Potential Realizable
                     ------------------------------------------                              Value at Assumed
                                                                                             Annual Rates of
                     Options/SARs   % of Total         Exercise                                Stock Price
                      Granted to    Options/SARs       or Base                               Appreciation for
                      Employees       Granted           Price         Expiration              Option Term  (1)
       Name               (#)       in Fiscal Year     ($/Sh)            Date             5% ($)        10%  ($)
------------------   ------------   --------------     --------       ----------          -------       --------
Michael J. Hayes           --            --                --              --                --            --
John D. Reier            60,000         10.5              18.26          09/2010          435,053       1,070,582
Jerry A. Shore           27,000          4.7              18.26          09/2010          195,774         481,762
John A. Casey            27,000          4.7              18.26          09/2010          195,774         481,762
Charles Brunjes          18,000          3.1              18.26          09/2010          130,516         321,174
Executive Group
   (8 persons)          156,000         27.2              18.26          09/2010        1,140,838       2,801,588
Non-Executive
   Director Group
   (3 persons)           11,250          2.0              17.67          09/2010           45,326         109,283
Non-Executive Officer
   Employee Group
   (91 persons)         388,840         67.9              18.26          09/2010        2,879,125       7,040,629

-------------------------

(1) The potential gain is calculated from the closing price of Common Stock on the date of grants until the end of the option period at certain assumed rates of appreciation set by the Commission. They are not intended to forecast possible future appreciation in the Common Stock and any actual gains on exercise of options are dependent on the future performance of the Common Stock.


     The following table shows the stock option exercises by the Named Executives during the last fiscal year. In addition, this table includes the number of exercisable and unexercisable stock options held by each of the Named Executives as of February 1, 2004. The fiscal year-end value of "in-the-money" stock options is the difference between the exercise price of the option and the fair market value of the Common Stock (not including options with an exercise price greater than the fair market value) on February 1, 2004 (the last trading date before the fiscal year-end), which was $27.99 per share. No SARs have been granted.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                              Number of Securities
                            Stock Option Exercises            Underlying Unexercised                Value of Unexercised
                        Shares                                    Options/SARs                      In-The-Money Options
                       Acquired             Value             At Fiscal Year-end (#)                At Fiscal Year-end ($)
                      on Exercise(#)    Realized ($)(1)      Exercisable   Unexercisable         Exercisable   Unexercisable
                      --------------    ---------------      -----------   -------------         -----------   -------------
Michael J. Hayes             --               --                32,815          41,250              743,480        645,014
John D. Reier                --               --               130,781          65,625            2,968,325        671,996
Jerry A. Shore            3,749             71,581              21,563          34,500              488,546        380,043
John A. Casey            10,312            178,673                --            34,500                --           380,043
Charles A. Brunjes           --               --                24,376          21,750              499,630        233,850

-------------------

(1) "Value Realized" is the difference between the fair market value of the underlying shares on the exercise date and the exercise price of the option.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Fred's, Inc. (the "Committee") hereby presents its report on executive compensation. This Committee report documents the components of Fred's executive officer compensation programs and describes the basis on which fiscal 2003 compensation determinations were made by the Committee with respect to the executive officers of Fred's, including the Named Executives.

Compensation Philosophy and Overall Objectives of Executive Compensation
Programs

     It is the philosophy of Fred's that executive compensation be linked to improvements in corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

    - Provide a competitive total compensation package that enables Fred's to attract and retain key executives.

    -     Integrate all pay programs  with Fred's annual and long-term  business
          objectives  and  strategy,   and  focus  executive   behavior  on  the
          fulfillment of those objectives.

    - Provide variable compensation opportunities that are linked with the performance of Fred's and that align executive remuneration with the interests of shareholders.

Compensation Program Components

     The Committee reviews Fred's compensation program annually to ensure that pay levels and incentive opportunities are competitive and reflect the performance of Fred's. The particular elements of the compensation program for executive officers are further explained below.

     Base Salary - Base pay levels are largely determined through comparisons with other retailing companies. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and job market considerations. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2003 for the other Named Executives, based on performance and competitive considerations, and the Committee considered and acted in accordance with the recommendation.

     Incentive Compensation - Fred's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of various specified levels of operating profits. The objective of this plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of earnings growth. Targeted awards for executive officers of Fred's under this plan are consistent with targeted awards of other retailing companies of similar size and complexity to Fred's. Specified awards were recommended by the Chief Executive Officer for the other Named Executives of Fred's for fiscal 2003, based upon the Company's performance, and the Committee considered and acted in accordance with the recommendation.

     Fred's Stock Option Program - The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of Fred's with an opportunity to increase their ownership of Common Stock, the best interests of shareholders and executives will be closely aligned. Therefore, executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock in the future at a specified price. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.

Discussion of Compensation for the Chief Executive Officer

     The Committee has considered Chief Executive Officer's base salary, incentive compensation and long-term incentives to be less than or equal to the total compensation paid to other executives similarly situated, and has deemed his beneficial ownership of Common Stock to provide adequate linkage between the interests of Fred's shareholders and Mr. Hayes' personal interests.

Summary

     After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of Fred's is competitive with the compensation programs provided by other companies with which Fred's competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of Fred's. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of Fred's shareholders.

                                                Roger T. Knox
                                                John R. Eisenman
                                                Thomas H. Tashjian

Employment Agreements

     We have entered into employment agreements with each of Michael J. Hayes and John D. Reier. Messrs. Hayes' and Reier's employment agreements became effective as of April 30, 2003.

     Michael J. Hayes. Mr. Hayes' employment agreement provides that we will employ him for a period of two years commencing on May 1, 2003. The agreement provides that we will pay Mr. Hayes an annual salary of $250,000 and that he will participate in any bonus plan of the Company. The Compensation Committee shall annually review his salary and bonus plan. We may terminate Mr. Hayes' employment with or without cause. However, if we terminate this agreement other than for cause, he will receive continued payment of his most recent salary, and other Company-provided benefits, to the end of the term. Mr. Hayes has agreed not to compete with us for a period of six months. In addition, if we terminate Mr. Hayes' employment without cause, we will provide health and dental benefits for Mr. and Mrs. Hayes.

     John D. Reier. Mr. Reier's employment agreement provides that we will employ him for a period of two years commencing on May 1, 2003. The agreement provides that we will pay Mr. Reier an annual salary of $250,000 and that he will participate in any bonus plan of the Company. The Compensation Committee shall annually review his salary and bonus plan. We may terminate Mr. Reier's employment with or without cause. However, if we terminate this agreement other than for cause, he will receive continued payment of his most recent salary, and other Company-provided benefits for one year. Mr. Reier has agreed not to compete with us for a period of one year. In addition, if we terminate Mr. Reier's employment without cause, we will provide health and dental benefits for Mr. and Mrs. Reier for five years.

[SEE ATTACHED PDF FILE]






Comparison of Cumulative Total Return

     The total cumulative return on investment assumes that $100 was invested in Fred's, the Nasdaq Retail Trade Stocks Index and the Nasdaq Stock Market (U.S.) Index on January 29, 1999, and that all dividends were reinvested.


       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
             ELECTION OF THE NOMINEES TO FRED'S BOARD OF DIRECTORS.

                   PROPOSAL 2 (APPROVE SELECTION OF AUDITORS)

     Ernst & Young LLP audited the Company's consolidated financial statements for the year ended January 31, 2004. Ernst & Young LLP is a registered public accounting firm. The Board of Directors is asking the shareholders to approve the appointment of Ernst & Young LLP as such auditors for the fiscal year ending January 29, 2005. Although not required by law, the NASD's listing standards, or the Company's bylaws, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders, including economic considerations.

     The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. Ernst & Young LLP, which has acted as independent auditors of Fred's since May 2002, is expected to be represented at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

Changes in Certifying Accountant

     On May 9, 2002, the Company dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its independent auditor and engaged Ernst & Young LLP as its new independent auditor. The decision to change the independent audit firm was recommended by the Company's Audit Committee and approved by the Board of Directors. The audit reports of PricewaterhouseCoopers on the consolidated financial statements of the Company for the years in the two-year period ended February 2, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two-year period ended February 2, 2002, and the subsequent interim period ended May 9, 2002, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused them to make reference to the subject matter of the disagreement in their reports on the consolidated financial statements for such years. During the last two fiscal years, of their engagement, and through May 9, 2002, PricewaterhouseCoopers has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934). PricewaterhouseCoopers was provided a copy of the above disclosures, as set forth in the Company's Report on Form 8-K dated May 14, 2002 filed with the Securities and Exchange Commission, and was requested to furnish the Company with a letter addressed to the Commission stating whether it agreed with the above statement and, if not, stating the respects in which it did not agree. PricewaterhouseCoopers' letter concurring with the disclosures was filed as an exhibit to such report.

     The Company engaged Ernst & Young as its new independent auditor as of May 9, 2002. During the two year period ended February 2, 2002 and through May 9, 2002, the Company did not consult with Ernst & Young regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. Ernst & Young was also provided a copy of the above disclosures.

Fees Paid to Auditors

     The following table sets forth certain fees billed to us by Ernst & Young LLP in fiscal 2003 and fiscal 2002 in connection with various services provided to us throughout those fiscal years:


         Service                   2003 Aggregate Fees Billed         2002 Aggregate Fees Billed
         -------                   --------------------------         --------------------------

         Audit Fees                        $ 425,000                          $ 180,851
         Audit-Related Fees                       --                                 --
         Tax Fees                            244,610                            129,613
         All Other Fees                           --                                 --

     The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent auditor. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after disclosure by management as to the nature of the services to be performed and projected fees. The Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.

     In fiscal 2003, all audit and permissible non-audit services provided by our independent auditors were pre-approved by the Audit Committee.


         PROPOSAL 3 (APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN)

     The stockholders are being asked to approve the adoption of the Fred's, Inc. 2004 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), under which 1,000,000 shares of Common Stock will be reserved for issuance initially. The Employee Stock Purchase Plan was adopted by the Board of Directors on May 15, 2004, and will become effective on July 1, 2004, if approved by the stockholders at the Annual Meeting.

     The Employee Stock Purchase Plan is designed to allow eligible employees to purchase shares of Common Stock at intervals through accumulated periodic payroll deductions under the Employee Stock Purchase Plan. The Board of Directors believes that the Employee Stock Purchase Plan will promote the interests of Fred's, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction based employee stock purchase plan while taking advantage of the benefits provided by Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

Vote Required

     Approval of the Board of Directors' action in adopting the Employee Stock Purchase Plan requires the affirmative vote of the holders of at least a majority of the shares of the Company's issued and outstanding capital stock represented and voting at the Annual Meeting and cast on this Proposal.

Summary Description of the Plan

     The following is a summary of the principal features of the Employee Stock Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Employee Stock Purchase Plan. The full text of the Employee Stock Purchase Plan is attached as Appendix D to this proxy statement. The Board of Directors encourages you to review it for more details on the Employee Stock Purchase Plan.

Administration

     The Employee Stock Purchase Plan will be administered by the Compensation Committee of the Board. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Employee Stock Purchase Plan.

Securities Subject to the Employee Stock Purchase Plan

     The number of shares of Common Stock initially reserved for issuance under the Employee Stock Purchase Plan will be limited to 1,000,000 shares. This share reserve will increase, if approved by the Board of Directors, over the term of the Employee Stock Purchase Plan on the first trading day of January each calendar year, beginning with calendar year 2005, by the lesser of 500,000 or an amount equal to two percent of the total number of shares of the Common Stock outstanding on the last trading day in December in the immediately preceding calendar year.

     The shares issuable under the Employee Stock Purchase Plan may be made available from authorized but unissued shares of the Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market. In the event that any change is made to the outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the receipt of consideration), appropriate adjustments will be made. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Employee Stock Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

     The Plan will be structured as a series of periods each of which will have a duration of no more than twenty-seven months ("Offering Period"). Each Offering Period will include one or more intervals at the end of which Common Stock will be purchased ("Purchase Interval"). Each individual who is not currently participating in an Offering Period and who is an eligible employee on the start date of an Offering Period may enter that Offering Period on its start date. At the time a participant joins an Offering Period, he or she will be granted a purchase right to acquire shares of the Common Stock of the Company on the last day of each Purchase Interval within that Offering Period. All payroll deductions collected from the participant for each Purchase Interval will be automatically applied to the purchase of Common Stock at the end of that Purchase Interval, subject to certain limitations.

Eligibility and Participation

     Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year will be eligible to participate in the Employee Stock Purchase Plan. Fred's believes that approximately 6000 employees will be eligible to participate.

Payroll Deductions and Stock Purchases

     Each participant may authorize periodic payroll deductions up to the maximum percent, determined by the Board of Directors, of his or her base salary to be applied to the acquisition of Common Stock at the end of a Purchase Interval.

Purchase Price

     The purchase price of the Common Stock acquired on each purchase date will be equal to eighty-five percent of the lower of (i) the fair market value per share of the Common Stock on the participant's entry date into the Offering Period or (ii) the fair market value on the quarterly purchase date. The fair market value per share of the Common Stock on any particular date under the Employee Stock Purchase Plan will be deemed to be equal to the closing selling price per share on such date on Nasdaq. On May 12, 2004, the fair market value of the Common Stock determined on such basis was $18.19 per share.

Special Limitations

     The  Employee  Stock  Purchase  Plan  imposes  certain  limitations  upon a
participant's   rights  to  acquire   Common  Stock,   including  the  following
limitations:

    - Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

    - Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Company's outstanding stock.

New Plan Benefits

     No purchase rights will be granted and no shares will be issued under the Employee Stock Purchase Plan unless the Employee Stock Purchase Plan is approved by our shareholders. The new plan benefits under the Employee Stock Purchase Plan are not presently determinable.

Federal Tax Consequences

     The following discussion of federal income tax consequences is not intended to provide a complete analysis of all of the potential tax effects of the Employee Stock Purchase Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed below. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO YOU OF THE STOCK INCENTIVE PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     The Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Employee Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the Offering Period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, in an amount equal to such excess.

     If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the Offering Period in which the shares were acquired and more than one year after the purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent of the fair market value of the shares on the participant's entry date into that Offering Period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     The Employee Stock Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended and is not qualified under Section 401 of the Internal Revenue Code.

Accounting Treatment

     Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of Common Stock under the Employee Stock Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose in the Company's financial statements the impact the purchase rights granted under the Employee Stock Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.


    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF
           THE PROPOSED ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

Equity Compensation Plans

     The only other equity compensation plan currently approved by shareholders is the 2002 Long Term Incentive Plan. The following is a summary of the status as of April 20, 2004.


                                                                                              Number of securities
                                          Number of Securities                               remaining available for
                                           to be issued upon                                  future issuance under
                                        exercise of outstanding   Weighted-average-exercise    equity compensation
                                         options, warrants and     price of outstanding         plans (excluding
                                              other rights         options, warrants and     securities reflected in
            Plan Category                                                 rights                   column (a)
------------------------------------    ------------------------  -------------------------  -----------------------
                                                   (a)                       (b)                       (c)

Equity compensation plans                       1,337,328                  $13.18                   3,010,840
approved by security holders

Equity compensation plans not                      --                        --
approved by security holders

Total                                           1,337,328                  $13.18                   3,010,840


                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy are authorized by you to act, and will act, in respect thereof in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in the proxy statement and presented at the 2005 Annual Meeting must be received by the Company no later than January 21, 2005, and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to Fred's, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118. With regard to shareholder proposals not included in the Company's proxy statement which a shareholder wishes to be brought before the annual meeting of shareholders, notice of such a proposal must be received by the Secretary of the Company by April 6, 2005.

                    SOLICITATION OF PROXIES AND COST THEREOF

     The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED'S, INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.

                                         By order of the Board of Directors,




                                         Charles S. Vail
                                         Secretary

May 21, 2004

                                                                      APPENDIX A


                                  FRED'S, INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

This code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees of Fred's, Inc. and its subsidiaries (the "Company'). All of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. This Code should also be provided to and followed by the Company's agents and representatives, including consultants.

If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation. In addition, the Company's Policy Book contains information concerning specific applications of this Code.

Those who violate the standards in this Code will be subject to disciplinary action, if you are in a situation which you believe may violate or lead to violation of this Code, follow the guidelines described in Section 16 of this Code.

1.  Compliance with Laws, Rules and Regulations

Obeying the law, both in letter and in spirit, is the foundation on which the Company's ethical standards are built. All employees must respect and obey the laws, rules and regulations of the cities, states and countries in which we operate. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel. The Company holds information and training sessions to promote compliance with laws, rules and regulations, including insider-trading laws.

2.  Conflicts of Interest

A "conflict of interest" exists when a person's private interest interferes in any way with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or board member. You should avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. Under no circumstances is an employee to deal directly or indirectly with the Company for personal profit, except with the prior approval of the Company's CEO given after full disclosure of all the circumstances.

Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Company's Legal Department. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of the Company's CEO and the Legal Department and consult the procedures described in section 16 of this Code.

Officers and certain other employees of the Company are required to submit an annual statement disclosing actual and potential conflicts of interest.

3.  Insider Trading

Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company is considered confidential information. To use non-public information for personal financial benefit or to "tip' others who might make an investment decision on the basis of this information is not only unethical but also illegal. If you have any questions, please consult the Company's Chief Financial Officer and/or the Legal Department.

4.  Corporate Opportunities

Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No employee may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

Without limiting the generality of the foregoing, employees, officers and directors should avoid speculation or dealing in any kind of service or real or personal property in a market or during a period that the Company may be purchasing or dealing in services or property of the same or a similar kind.

5.  Competition and Fair Dealing

We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee should endeavor to respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

To maintain the Company's valuable reputation, compliance with our quality processes and safety requirements is essential. In the context of ethics, quality requires that our products and services be designed and manufactured to meet our obligations to customers. All inspection and testing documents must be handled in accordance with all applicable regulations.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate.

6.  Employment Relationship

The diversity of the Company's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment or any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances. Supervisors must be particularly sensitive to the maintenance of totally professional relations with subordinates. Undue pressures, no matter how subtle, which result in less than professional relations must be avoided, Evidence of violation of the letter or spirit of this policy will result in appropriate disciplinary measures. The Company is entitled to the full working time and energy of each of its full-time employees. Accordingly, working in any capacity (including self-employment) in or for any business activity outside the Company is prohibited, except with the prior approval of your supervisor given after full disclosure of all the circumstances. Special attention should be given to avoiding the conduct of any outside business during Company working hours, on Company premises, or in a manner that involves fellow employees during their Company working hours, and the solicitation of fellow employees (particularly subordinates, who could be especially vulnerable to what might be perceived as pressure from a supervisor) to participate in or with such business in any way, whether as a customer, employee, independent contractor, or otherwise.

7.  Health and Safety

The Company strives to provide each employee with a safe and healthful work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs and/or alcohol in the workplace will not be tolerated.

8.  Record-Keeping

The Company requires honest and accurate recording and reporting of information in order to be able to make responsible business decisions and to be able to make full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the Securities and Exchange Commission and in its other public communications. It is the Company's policy to make responsible business decisions and to make such disclosure.

All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation. Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or the controller. Rules and guidelines are available from the Accounting Department.

Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company's Chief Financial Officer.

9.  Confidentiality

Employees must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers, except when disclosure is authorized by Senior Management or required by laws or regulations. Confidential information includes all nonpublic information that might be of use to competitors, or harmful to the Company or its suppliers, if disclosed. It also includes information that suppliers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

10. Protection and Proper Use of Company Assets

All employees should endeavor to protect the Company's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.

The obligation of employees to protect the Company's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, product and production ideas, equipment, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

Except for routine ongoing services, all fees to consultants, agents, and attorneys must be approved in advance by the Company's Senior Management. Manifestly, such fees must be solely for legitimate company services rendered and must not be used as a device for making industry political contributions or other payments not allowed directly.

11. Political Contributions

Contributions by the Company, directly or indirectly, to or on behalf of candidates for federal office are not permitted. Other political contributions are allowed only if permissible under applicable laws, rules and regulations, as determined by the Company's Chief Financial Officer after consultation with the Legal Department, and only if approved in writing by the Company's CEO.

12. Payments to Government Personnel

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company's Chief Financial Officer can provide guidance to you in this area.

13. Waivers of the Code of Business Conduct and Ethics

Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed as required by applicable law, rule or regulation, including stock exchange regulation.

14. Reporting any Illegal or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. Violations of this Code should be reported promptly to a member of Senior Management. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct. Additionally, the Company's Senior Management should always be informed of matters which might appear to risk damage to the Company's reputation, as well as its financial condition or profitability.

15. Annual Statement

Officers and certain other employees of the Company are required to submit an annual statement disclosing actual and potential conflicts of interest and including the following affirmation:

"I have examined and understand the Company's Code of Business Conduct and Ethics (the "Code"). I undertake to report promptly, in accordance with the Code, any circumstances in the Company's business or operations that may involve a violation of any applicable law, rule or regulation and any other circumstances that may involve a violation of the Code. I confirm that I do not know of any such circumstances not previously reported."

16. Compliance Procedures

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

     - Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.
     - Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have, Use your judgment and common sense; if something seems unethical or improper, it probably is.
     - Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.
     - Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

     - Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it with any member of management above the level of your supervisor, including the Senior Management of the Company. If that also is not appropriate, call 901-238-2229, the Company's General Counsel, which will put you in direct contact with the appropriate people at Company headquarters.
     - Submission of confidential information to the Audit Committee. The Audit Committee is responsible for overseeing the accounting and financial reporting process of the Company. In order to ensure the integrity of the Company's financial reports, the Committee welcomes and encourages employees to report directly to them any practice, policy or acts that could impair the integrity of the Company's financial records or reports.

         If you have any information that you believe would be beneficial to the Committee please send communication by sending a letter to Audit Committee, Fred's Inc., c/o General Counsel, 4300 New Getwell, Memphis, TN 37072. All communication will be reviewed by our Legal Department and forwarded to the Audit Committee on a quarterly basis, unless required by the Committee on a more frequent basis. Your communication will be treated confidentially, subject to applicable law, regulation or legal proceedings, if so marked on the envelope or in the communication.

         You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

          Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

                                                                      APPENDIX B


                           CHARTER OF AUDIT COMMITTEE
                                       OF
                                  FRED'S, INC.

I. Organization:

There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Directors") of Fred's, Inc. (the "Corporation"). The Committee shall be composed of at least three directors who meet the independence and experience requirements of the Nasdaq Stock Market, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). If one member of the Committee is not an "audit committee financial expert" as defined by the Commission, then that fact shall be disclosed as required by the Commission.

II. Statement of Policy:

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal audit function, and the management of the Corporation.

III. Responsibilities:

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee will:

1) Have the sole authority to appoint, compensate, replace and oversee the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Committee.
2) Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing practices.
3) Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit, pursuant to the Corporation's Pre-Approval Policy.
4) Review the financial statements and the Corporation's disclosures in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section contained in the quarterly reports on Form 10-Q and the annual report on Form 10-K and ensure that the independent auditor is satisfied with the disclosure and content of such reports. Review any changes in accounting principles.
5) Review and discuss with management (including the head of the internal audit function) and the independent auditor:
          -    the  Corporation's  disclosure  controls and  procedures  and its
               internal   controls  and  procedures  for  financial   reporting,
               including the conclusions of the Corporation's chief executive officer and chief financial officer regarding the effectiveness of both sets of controls and procedures reached as part of their certification process for the quarterly reports on Form 10-Q and the annual report on Form 10-K, and their evaluation process;
          -    the  Corporation's  internal  controls report and the independent auditor's attestation of the report; and
          -    any  recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable, with particular emphasis on the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

6) Have the authority to retain, to the extent it deems necessary or appropriate, independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
7)        Pursuant to Independence Standards Board Standard 1:
          - ensure that it receives from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Corporation;
          - actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and
          - take, or recommend that the Directors take, appropriate action to oversee the independence of the independent auditor.

8) Meet with the independent auditors and management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.
9) Discuss with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, and in particular any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.
10)       Review and  discuss  with the  independent  auditors:

          -    all critical accounting policies and practices to be used;

          - all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

          - any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

11) Review, prior to each meeting, a summary of findings from completed internal audits, and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.
12) Periodically review the Corporation's adherence to the code of conduct and investigate any matter brought to its attention within the scope of its duties.
13) Each quarter, provide sufficient opportunity for the internal audit function and the independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
14) Ensure that the lead, concurring, and other audit partners are rotated off the independent auditor's audit engagement team as necessary to assure the independence of the independent auditor. Consider rotating the independent auditor on a regular basis in order to assure continuing auditor independence.
15) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
16) Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Directors.
17) Prepare the report of the Committee to be included in the Corporation's annual proxy statement as required by the rules of the Commission, including disclosures of pre-approval policies and auditors' fees, and cause this Charter to be included in the proxy statement periodically.
18)       Review and reassess the adequacy of this Charter on an annual basis.

While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Corporation's management and the independent auditor.

                                                                      APPENDIX C


                                  FRED'S, INC.
                   NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating and Governance Committee is to assist the Board of Directors (the "Board") of Fred's, Inc. (the "Company") in (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for each annual meeting of stockholders and the nominees for each Board committee; (2) developing and recommending to the Board the Corporate Governance Principles applicable to the Company; and (3) to lead the Board in its annual review of the Board's performance.

Committee Membership

The Nominating and Governance Committee shall consist of at least three members. The members of the Committee shall be appointed by and may be replaced by the Board. The members of the Committee shall meet the independence requirements of the rules of the Nasdaq Stock Market.

Authority and Responsibilities

The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board, consistent with criteria approved by the Board. The Committee shall recommend to the Board the director nominees for each annual meeting of stockholders, and shall recommend to the Board the classes of the directors.

The  Committee  shall  recommend  to  the  Board  the   establishment   of,  and
responsibilities of, various committees of the Board and make recommendations concerning membership on Board committees and the rotation of committee chairs.

The Committee shall develop and recommend to the Board the Corporate Governance Principles applicable to the Company, review and reassess the adequacy of the Corporate Governance Principles, and recommend any proposed changes to the Board for approval.

The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board.

The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

The Committee shall make regular reports to the Board.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

                                                                      APPENDIX D



                                  FRED'S, INC.
                        2004 EMPLOYEE STOCK PURCHASE PLAN


                 Adopted by the Board of Directors May 14, 2004
                     Approved by Stockholders _____ __, 2004


1.   PURPOSE.

     (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

     (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

     (c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.   DEFINITIONS.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means a committee appointed by the Board in accordance with
Section 3(c) of the Plan.

     (d) "Common Stock" means the common stock of the Company.

     (e) "Company" means Fred's, Inc., a Tennessee corporation.

     (f) "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events:

     (i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

     (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

     (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

     (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

     (g) "Director" means a member of the Board.

     (h) "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

     (i) "Employee" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director's fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

     (j) "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

     (m) "Offering" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

     (n) "Offering Date" means a date selected by the Board for an Offering to commence.

     (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p) "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

     (q) "Plan" means this Fred's, Inc. 2004 Employee Stock Purchase Plan.

     (r) "Purchase Date" means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

     (s) "Purchase Period" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

     (t) "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

     (u) "Related Corporation" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (v) "Securities Act" means the Securities Act of 1933, as amended.

     (w) "Trading Day" means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.   ADMINISTRATION.

     (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

     (i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

     (ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

     (iii) To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     (iv) To amend the Plan as provided in Section 15.

     (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

     (c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of Common Stock, plus an annual increase to be added on the first day of each calendar year, commencing on January 1, 2005 and ending on (and including) January 1, 2014, equal to the least of (i) two percent (2%) of the shares of Common Stock outstanding on each January 1 (rounded down to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase shares of Common Stock); (ii) five hundred thousand (500,000) shares of Common Stock; or
(iii) such number of shares of Common Stock as determined by the Board, which number shall be less than each of (i) and (ii). If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

     (b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.   GRANT OF PURCHASE RIGHTS; OFFERING.

     (a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

     (b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.   ELIGIBILITY.

     (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

     (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

     (i) the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

     (ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

     (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

     (c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

     (d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.   PURCHASE RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee's Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

     (b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

     (c) In connection with each Offering made under the Plan, the Board shall specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

     (d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

     (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

     (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.   PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant's Earnings (as defined in each Offering) during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions . To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

     (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

     (d) Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant.

9.   EXERCISE.

     (a) On each Purchase Date during an Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

     (b)  If  any  amount  of  accumulated   payroll  deductions  remains  in  a
Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount of accumulated payroll deductions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

     (c) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11. USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

      Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.  RIGHTS AS A STOCKHOLDER.

     A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.  DESIGNATION OF BENEFICIARY.

     (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

     (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14. ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

     (a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants' accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, or other applicable laws or regulations.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

     (c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except
(i) with the consent of the person to whom such  Purchase  Rights were  granted,
(ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws , regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.  MISCELLANEOUS PROVISIONS.

     (a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

     (b) The provisions of the Plan shall be governed by the laws of the State of Tennessee without resort to that state's conflicts of laws rules.

                                  FRED'S, INC.
                               Holiday Inn Express
                               2192 S. Highway 441
                                 Dublin, Georgia

          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 16, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred's, Inc., to be held June 16, 2004, at 6:00 p.m., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1. Election of Directors for the term of one year.

   [ ] FOR all nominees listed below        [ ] WITHHOLD ALL AUTHORITY *
(except as marked to the contrary below)   to vote for all nominees listed below

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
 THROUGH THE NOMINEE'S NAME BELOW.

       Michael J. Hayes          John R. Eisenman          Roger T. Knox
       John D. Reier             Thomas H. Tashjian

2. Approval of Ernst & Young LLP as independent auditors of the Company, as described in the Proxy Statement.

             [ ] FOR          [ ] AGAINST                [ ] ABSTAIN

3.  Approval of the 2004 Employee Stock Purchase Plan

             [ ] FOR          [ ] AGAINST                [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

                                      Dated:                              , 2004
                                             -----------------------------

                                      ------------------------------------------
                                      Signature of Shareholder

                                      ------------------------------------------
                                      Signature of Shareholder (if held jointly)

                    Please Date this Proxy and Sign Your Name or Names Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.